Exhibit 99.1

REGISTRATION STATEMENT FILED FOR PROPOSED

REORGANIZATION OF TIM HORTONS AS A

CANADIAN PUBLIC COMPANY

OAKVILLE, ONTARIO, (June 29, 2009): Tim Hortons Inc. (NYSE: THI, TSX: THI) today announced that a registration statement on Form S-4 has been filed with the U.S. Securities and Exchange Commission for the Company’s proposed reorganization as a Canadian public company.

The proposed reorganization will involve the Company’s merger with a newly formed subsidiary, as a result of which the Company will become a wholly-owned subsidiary of a corporation incorporated under the Canada Business Corporations Act also named Tim Hortons Inc. (“New THI”). Under the terms of the proposed merger agreement among the Company, New THI and the newly-formed subsidiary, at the effective time of the merger, each issued and outstanding share of common stock of the Company will be converted into one common share of New THI, which shares will be issued by New THI as part of the merger. As a result, immediately after the effective time of the merger, each holder of the Company common stock will own the same percentage of the issued and outstanding New THI common shares as that holder owned of the issued and outstanding common shares of the Company immediately prior to the effective time.

Management and the Board believe that the proposed reorganization would be in the best interests of the Company and our stockholders by creating operational and administrative efficiencies over the long-term, enhancing the Company’s ability to expand in Canada and internationally, and improving the Company’s position to take advantage of lower Canadian tax rates commencing in the year following implementation. The Company currently earns the substantial majority of its income in Canada. We expect to incur certain charges for discrete items, the majority of which would be non-cash tax charges, and various transactional costs in the year of implementation. If implemented this year, the impact of the tax charges would result in our 2009 tax rate exceeding the identified range of 32% to 34% and the transactional costs could cause our operating income to fall below the targeted range.

The potential reorganization does not in any way affect the Company’s commitment to growing our business in the U.S. or our underlying operations, as previously outlined.

The reorganization and the merger are subject to various closing conditions, including stockholder approval and the Board of Directors’ right in its sole discretion to defer or abandon the reorganization.

Following the reorganization, Tim Hortons intends to maintain dual listings on both the New York Stock Exchange and Toronto Stock Exchange.

A special meeting of stockholders is planned on or about September 22nd, 2009 in Oakville, Ontario to vote on the merger agreement outlined in the registration statement. Notice of the special meeting of stockholders and a proxy statement describing the reorganization will be mailed to the Company’s stockholders of record on the record date to be selected by the Company’s Board of Directors.

About Tim Hortons Inc.

Tim Hortons is the fourth largest publicly-traded quick service restaurant chain in North America based on market capitalization, and the largest in Canada. Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee and donuts, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches and fresh baked goods. As of March 29, 2009, Tim Hortons had 3,457 systemwide restaurants, including 2,930 in Canada and 527 in the United States. More information about the Company is available at www.timhortons.com.

Tim Hortons Safe Harbor Statement

Certain information in this news release, including without limitation the information regarding the expected benefits of the reorganization, is forward-looking as contemplated under the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws and involves risks and uncertainties. Various factors, including those described as “Risk Factors and Caution Regarding Forward-Looking Statements” in the registration statement, filed June 29, 2009, and those risk factors set forth in our Safe Harbor Statement available on our website, as well as other possible factors included in filings with the U.S. Securities and Exchange Commission, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date and time made. Except as required by federal, state or provincial securities laws, the Company undertakes no obligation to publicly release any revisions to the forward looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, even if new information, future events or other circumstances have made the forward-looking statements incorrect or misleading. Please review the Company’s Safe Harbor Statement at www.timhortons.com/en/about/safeharbor.html.

Additional Information About the Reorganization and Where to Find It

The Company’s subsidiary, New THI (Tim Hortons Inc.), has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that includes a proxy statement/prospectus, and other relevant materials in connection with the reorganization. The proxy statement/prospectus will be mailed to the stockholders of the Company once the registration statement has been declared effective by the SEC. Investors and security holders of the Company are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about the Company, New THI and the reorganization. The registration statement, proxy statement/prospectus and other relevant materials and any other documents filed by the Company or New THI with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at the website maintained by the Canadian Securities Administrators at www.sedar.com, or on the Tim Hortons investor relations website at www.timhortons-invest.com. Investors can also receive free copies of these documents by contacting Tim Hortons Inc., 874 Sinclair Road, Oakville, Ontario, Canada, L6K 2Y1, Attention: Investor Relations. The Company and New THI and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed reorganization. Information about the executive officers and directors of the Company and their ownership of shares of Company common stock is included in the registration statement filed with the SEC and the documents and information incorporated by reference therein.

For Further information:

Investors: Scott Bonikowsky, (905) 339-6186 or investor_relations@timhortons.com.

Media: David Morelli, (905) 339-6277 or david.morelli@timhortons.com